UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) : January 4, 2023

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-55264 (Commission File Number)	45-0486747 (I.R.S. Employer Identification Number)
140 Intracoastal Pointe Drive, Suite 404 Jupiter, FL 33477
(Address of principal executive offices and zip code)
(561) 743-8333
(Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DYAI	The NASDAQ Stock Market LLC

Item 8.01. Other Events

On January 4, 2023, Dyadic International, Inc. (“Dyadic” or the “Company”) posted a presentation entitled “Next Generation Proteins for World Health” on the Company’s website at www.dyadic.com under the “Investors” tab. On January 4, 2023, Dyadic also issued a press release announcing that senior executive management will attend the J.P. Morgan 41st Annual Healthcare Conference in San Francisco, CA. Dyadic’s founder and CEO, Mark Emalfarb will be making a corporate presentation at 4:00 PM PT on January 8, 2023 at the 6th Annual BFC Global Healthcare BD and Investment Conference, San Francisco, CA.  Mr. Emalfarb will also be participating on the opening panel, which is scheduled at 9:15-10:15 AM PT.

The presentation highlights the recent advancements Dyadic has made with its C1-cell protein expression platform including the initiation of its first in human Phase 1 program for an antigen expressed in the C1 platform, with the trial expected to begin in early January 2023.

Representatives of Dyadic will use the presentation in industry conferences, investor conferences and investor meetings from time to time. A copy of the press release is filed as Exhibit 99.1 and a copy of the presentation is also attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is being furnished herein:
Exhibit Number	Description

99.1	Dyadic International Press Release Dated January 4, 2023
99.2	Dyadic International Presentation, “Next Generation Proteins for World Health”, dated January 4, 2023
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2023

Dyadic International, Inc.

By:	/s/ Mark A. Emalfarb
Name:	Mark A. Emalfarb
Title:	Chief Executive Officer